UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California (Address of principal executive offices)	92009 (Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
     On March 2, 2006, we entered into a consulting letter agreement, effective as of March 1, 2006, with our former Chief Executive Officer, James L. Lambert. The consulting letter agreement was approved by the Compensation Committee of our Board of Directors on March 2, 2006. Pursuant to the consulting letter agreement, Mr. Lambert will perform consulting services for us during a three-year period beginning as of March 1, 2006 for a consulting fee of $16,666 per month. The vesting of all of Mr. Lambert’s stock options was accelerated in full in connection with the consulting letter agreement, and such stock options will continue to be exercisable during the consulting period in accordance with their terms. Mr. Lambert will be restricted from competing with us during the consulting period, and the consulting period will terminate early upon an acquisition of us, Mr. Lambert’s election or Mr. Lambert’s death or permanent disability. In the event of any such early termination, Mr. Lambert will receive a lump sum payment equal to the amount he would have been eligible to receive if the consulting period continued for the full original three-year period.
     The foregoing description of the consulting letter agreement is qualified in its entirety by reference to the consulting letter agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
     On March 3, 2006, the Compensation Committee of our Board of Directors approved the 2006 Executive Compensation Plan. Pursuant to the 2006 Executive Compensation Plan, our President and Chief Executive Officer, Dana Kammersgard, our Chief Operating Officer, Patrick Collins, our Chief Financial Officer, Preston Romm, our Senior Vice President of Sales and Marketing, Philip Davis, and our Senior Vice President of Engineering, James Kuenzel, are each eligible to receive bonuses in an amount to be calculated in accordance with the terms of the 2006 Executive Compensation Plan and dependent 40% on certain quarterly management business objectives, 50% on annual financial results relating to revenue and operating income, and 10% on revenues associated with a certain customer. The target 2006 bonuses for Messrs. Kammersgard, Collins, Romm, Davis and Kuenzel are 80%, 70%, 60%, 50% and 40%, respectively, of their applicable base salaries. In addition, the 2006 Executive Compensation Plan specifies 2006 base annual salaries, effective January 1, 2006, for Messrs. Kammersgard, Collins, Romm, Davis and Kuenzel of $367,500, $350,000, $259,350, $242,000 and $225,000, respectively.
     The foregoing description of the 2006 Executive Compensation Plan is qualified in its entirety by reference to the description of such plan attached hereto as Exhibit 10.2, which is incorporated herein by reference.
     On March 7, 2006, the Compensation Committee of our Board of Directors approved the grant of options to purchase 150,000, 125,000 and 100,000 shares of our common stock to Messrs. Kammersgard, Romm and Davis, respectively, each pursuant to our 2000 Amended and Restated Equity Incentive Plan. The options will terminate ten years after March 7, 2006, the date of grant, or earlier in the event the optionholder’s service to us is terminated and have an exercise price per share of $6.87, the closing price of our common stock as reported on the Nasdaq National Market for Monday, March 6, 2006. Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting letter agreement effective March 1, 2006 and dated March 2, 2006 between Dot Hill Systems Corp. and James L. Lambert.

10.2	Description of 2006 Executive Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
	By:	/s/ Preston Romm
Preston Romm
Date: March 8, 2006		Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

INDEX TO EXHIBITS

10.1	Consulting letter agreement effective March 1, 2006 and dated March 2, 2006 between Dot Hill Systems Corp. and James L. Lambert.

10.2	Description of 2006 Executive Compensation Plan.